UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2005

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Witmer Road, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

(215) 315-9000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02. Termination of a Material Definitive Agreement.
Signatures

Item 1.02. Termination of a Material Definitive Agreement.

     On February 24, 2005, Neose Technologies, Inc. (the “Company”) terminated the Company’s Employee Stock Purchase Plan, as amended (the “Plan”), effective as of January 31, 2005. The Plan allowed eligible employees of the Company an opportunity to purchase a limited number of shares of the Company’s common stock at 85% of the market value at certain Plan-defined dates through accumulated payroll deductions. The Plan was terminated due to the potential impact of recent accounting pronouncements.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.
Date: February 25, 2005	By:	/s/ Debra J. Poul
Debra J. Poul
Senior Vice President, General Counsel and Secretary